Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

THIRD QUARTER 2020 RESULTS

- Announces Quarterly Cash Dividend of $0.025 Per Share –

SANTA MONICA, CALIFORNIA, November 5, 2020 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three- and nine-month periods ended September 30, 2020.

“Entravision had a strong third quarter compared to the second quarter with revenues improving across all three of our operating segments,” said Walter F. Ulloa, Chairman and Chief Executive Officer. “A key driver of our progress in the third quarter was our television and radio political advertising sales, which outpaced our expectations and have continued strong during the election cycle. We also continued to execute on our cost-cutting measures to ensure that our Company remains well positioned to weather the impacts of COVID-19. Operating expenses declined 21% for the quarter compared to the prior year period.”

Mr. Ulloa continued, “Subsequent to quarter end, we announced a strategic majority investment in Cisneros Interactive, a digital advertising company serving over 2,000 brands and agencies each month across the United States and Latin America. We believe this investment will further advance our digital service offerings for our global client base, while positioning our combined platforms to become one of the largest premier digital advertising companies serving the U.S. Hispanic and Latin American markets. Our balance sheet remains strong, and overall we are pleased with our third quarter results. Our operating segments are making progress in the right direction following the lows experienced in the second quarter, and we are cautiously optimistic about our future prospects.”

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure is included beginning on page 12. Unaudited financial highlights are as follows:

	Three-Month Period			Nine-Month Period
	Ended September 30,			Ended September 30,
	2020	2019	% Change	2020	2019	% Change
Net revenue	$62,978	$68,816	(8)%	$172,343	$202,737	(15)%
Cost of revenue - digital media (1)	7,808	9,942	(21)%	21,602	26,443	(18)%
Operating expenses (2)	34,061	43,264	(21)%	107,368	129,208	(17)%
Corporate expenses (3)	6,287	6,785	(7)%	18,511	20,180	(8)%
Foreign currency (gain) loss	(680)	927	*	673	977	(31)%

Consolidated adjusted EBITDA (4)	16,371	9,142	79%	27,773	29,778	(7)%

Free cash flow (5)	$10,567	$326	*	$14,388	$3,479	314%

Net income (loss)	$9,016	$(12,217)	*	$(24,238)	$(27,072)	(10)%

Net income per share, basic and diluted	$0.11	$(0.14)	*	$(0.29)	$(0.32)	(9)%

Weighted average common shares outstanding, basic	84,185,728	84,765,694		84,208,924	85,404,250
Weighted average common shares outstanding, diluted	84,863,020	84,765,694		84,208,924	85,404,250

(1)

Cost of revenue – digital media consists primarily of the costs of online media acquired from third-party publishers. Media cost is classified as cost of revenue in the period in which the corresponding revenue is recognized.

(2)

For purposes of presentation in this table, the operating expenses line item includes direct operating and selling, general and administrative expenses. Included in operating expenses are $0.1 million of non-cash stock-based compensation for each of the three-month periods ended September 30, 2020 and 2019, and $0.4 million and $0.3 million of non-cash stock-based compensation for the nine-month periods ended September 30, 2020 and 2019, respectively. Also for purposes of presentation in this table, the operating expenses line item does not include corporate expenses, foreign currency (gain) loss, depreciation and amortization, impairment charge, gain (loss) on sale of assets, gain (loss) on debt extinguishment, other income (loss) and change in fair value of contingent consideration.

(3)

Corporate expenses include $0.7 million of non-cash stock-based compensation for each of the three-month periods ended September 30, 2020 and 2019, and $2.0 million and $2.1 million of non-cash stock-based compensation for the nine-month periods ended September 30, 2020 and 2019, respectively.

Entravision Communications

(4)

Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other operating gain (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from the Federal Communications Commission, or FCC, spectrum incentive auction less related expenses, expenses associated with investments, acquisitions and dispositions and certain pro-forma cost savings. We use the term consolidated adjusted EBITDA because that measure is defined in the agreement governing our current credit facility (“the 2017 Credit Facility”) and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from FCC spectrum incentive auction less related expenses, expenses associated with investments, acquisitions and dispositions and certain pro-forma cost savings.

(5)

Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense, capital expenditures and non-recurring cash expenses plus dividend income, and other operating gain (loss). Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, and less interest income.

Quarterly Cash Dividend

The Company announced today that its Board of Directors approved a quarterly cash dividend to shareholders of $0.025 per share on the Company's Class A, Class B and Class U common stock, in an aggregate amount of approximately $2.1 million. The quarterly dividend will be payable on December 31, 2020 to shareholders of record as of the close of business on December 16, 2020, and the common stock will trade ex-dividend on December 15, 2020. The Company currently anticipates that future cash dividends will be paid on a quarterly basis; however, any decision to pay future cash dividends will be subject to approval by the Board.

Acquisition of Majority Interest in Cisneros Interactive

On October 13, 2020, the Company completed the acquisition of 51% of the issued and outstanding shares of a company engaged in the sale and marketing of digital advertising that, together with its subsidiaries, does business under the name Cisneros Interactive. The transaction, funded from the Company’s cash on hand, includes a purchase price of approximately $29 million in cash.

Entravision Communications

Financial Results

Three-Month period ended September 30, 2020 Compared to Three-Month Period Ended

September 30, 2019

(Unaudited)

	Three-Month Period
	Ended September 30,
	2020	2019	% Change
Net revenue	$62,978	$68,816	(8)%
Cost of revenue - digital media (1)	7,808	9,942	(21)%
Operating expenses (1)	34,061	43,264	(21)%
Corporate expenses (1)	6,287	6,785	(7)%
Depreciation and amortization	3,934	4,190	(6)%
Impairment charge	-	9,075	(100)%
Foreign currency (gain) loss	(680)	927	*
Other operating (gain) loss	(2,683)	(1,572)	71%

Operating income (loss)	14,251	(3,795)	*
Interest expense, net	(1,502)	(2,712)	(45)%
Dividend income	3	241	(99)%

Income (loss) before income taxes	12,752	(6,266)	*

Income tax benefit (expense)	(3,736)	(5,920)	(37)%
Net income (loss) before equity in net income (loss) of nonconsolidated affiliates	9,016	(12,186)	*
Equity in net income (loss) of nonconsolidated affiliates, net of tax	-	(31)	(100)%
Net income (loss)	$9,016	$(12,217)	*

(1)	Cost of revenue, operating expenses and corporate expenses are defined on page 1.

Net revenue decreased to $63.0 million for the three-month period ended September 30, 2020 from $68.8 million for the three-month period ended September 30, 2019, a decrease of $5.8 million. Of the overall decrease, approximately $3.9 million was attributable to our digital segment and was primarily due to declines in international revenue and the continuing economic crisis resulting from the COVID-19 pandemic.  This decline in digital revenue is being driven by a trend whereby revenue is shifting more to programmatic revenue. In addition, approximately $3.3 million of the overall decrease was attributable to our radio segment and was primarily due to decreases in local and national advertising revenue, partially offset by an increase in political advertising revenue. The decrease in local and national advertising revenue was primarily a result of the continuing economic crisis resulting from the COVID-19 pandemic, ratings declines and competitive factors with other Spanish-language broadcasters, and changing demographic preferences of audiences. We have previously noted a trend for advertising to move increasingly from traditional media, such as radio, to new media, such as digital media, and we expect this trend to continue. The overall decrease was partially offset by an increase of approximately $1.4 million attributable to our television segment and was primarily due to increases in political advertising revenue and retransmission consent revenue, partially offset by decreases in revenue from spectrum usage rights and local and national advertising revenue. The decrease in local and national advertising revenue was primarily a result of the continuing economic crisis resulting from the COVID-19 pandemic, ratings declines, competitive factors with other Spanish-language broadcasters, and changing demographic preferences of audiences. We have previously noted a trend for advertising to move increasingly from traditional media, such as television, to new media, such as digital media, and we expect this trend to continue.

Cost of revenue in our digital segment decreased to $7.8 million for the three-month period ended September 30, 2020 from $9.9 million for the three-month period ended September 30, 2019, a decrease of $2.1 million, primarily due to a decrease in expenses associated with the decrease in revenue in our digital segment.

Operating expenses decreased to $34.1 million for the three-month period ended September 30, 2020 from $43.3 million for the three-month period ended September 30, 2019, a decrease of $9.2 million. The decrease was primarily due to decreases in salary expense, as a result of the company-wide reduction in salaries implemented effective April 16, 2020, and expenses associated with the decrease in advertising revenue.

Corporate expenses decreased to $6.3 million for the three-month period ended September 30, 2020 from $6.8 million for the three-month period ended September 30, 2019, a decrease of $0.5 million. The decrease was primarily due to decreases in salary expense,

Entravision Communications

as a result of the company-wide reduction in salaries implemented effective April 16, 2020, and audit fees. These decreases were partially offset by expenses for legal and financial due diligence related to the acquisition of Cisneros Interactive.

Our historical revenues have primarily been denominated in U.S. dollars, and the majority of our current revenues continue to be, and are expected to remain, denominated in U.S. dollars. However, our operating expenses are generally denominated in the currencies of the countries in which our operations are located, and we have operations in countries other than the United States, primarily those operations related to our Headway business. As a result, we have operating expense, attributable to foreign currency, that is primarily related to the operations related to our Headway business. We had a foreign currency gain of $0.7 million for the three-month period ended September 30, 2020 compared to a foreign currency loss of $0.9 million for the three-month period ended September 30, 2019. Foreign currency gain was primarily due to currency fluctuations that affected our digital segment operations located outside the United States, primarily related to the Headway business.

Entravision Communications

Nine-Month period ended September 30, 2020 Compared to Nine-Month Period Ended

September 30, 2019

(Unaudited)

	Nine-Month Period
	Ended September 30,
	2020	2019	% Change
Net revenue	$172,343	$202,737	(15)%
Cost of revenue - digital media (1)	21,602	26,443	(18)%
Operating expenses (1)	107,368	129,208	(17)%
Corporate expenses (1)	18,511	20,180	(8)%
Depreciation and amortization	12,319	12,412	(1)%
Change in fair value contingent consideration	-	(2,376)	(100)%
Impairment charge	39,835	31,443	27%
Foreign currency (gain) loss	673	977	(31)%
Other operating (gain) loss	(5,549)	(5,165)	7%

Operating income (loss)	(22,416)	(10,385)	116%
Interest expense, net	(5,043)	(7,980)	(37)%
Dividend income	26	747	(97)%

Income (loss) before income taxes	(27,433)	(17,618)	56%

Income tax benefit (expense)	3,195	(9,265)	*
Net income (loss) before equity in net income (loss) of nonconsolidated affiliates	(24,238)	(26,883)	(10)%
Equity in net income (loss) of nonconsolidated affiliates, net of tax	-	(189)	(100)%
Net income (loss)	$(24,238)	$(27,072)	(10)%

(1)	Cost of revenue, operating expenses and corporate expenses are defined on page 1.

Net revenue decreased to $172.3 million for the nine-month period ended September 30, 2020 from $202.7 million for the nine-month period ended September 30, 2019, a decrease of $30.4 million. Of the overall decrease, approximately $8.8 million was attributable to our television segment due to decreases in revenue from spectrum usage rights and local and national advertising revenue, partially offset by increases in political advertising revenue and retransmission consent revenue. The decrease in local and national advertising revenue was primarily a result of the continuing economic crisis resulting from the COVID-19 pandemic, ratings declines, competitive factors with other Spanish-language broadcasters, and changing demographic preferences of audiences. We have previously noted a trend for advertising to move increasingly from traditional media, such as television, to new media, such as digital media, and we expect this trend to continue. In addition, approximately $10.5 million of the overall decrease was attributable to our digital segment and was primarily due to declines in international revenue and the continuing economic crisis resulting from the COVID-19 pandemic.  This decline in digital revenue is being driven by a trend whereby revenue is shifting more to programmatic revenue. In addition, approximately $11.1 million of the overall decrease was attributable to our radio segment and was primarily due to decreases in local and national advertising revenue, partially offset by an increase in political advertising revenue. The decrease in local and national advertising revenue was primarily a result of the continuing economic crisis resulting from the COVID-19 pandemic, ratings declines and competitive factors with other Spanish-language broadcasters, and changing demographic preferences of audiences. We have previously noted a trend for advertising to move increasingly from traditional media, such as radio, to new media, such as digital media, and we expect this trend to continue.

Cost of revenue in our digital segment decreased to $21.6 million for the nine-month period ended September 30, 2020 from $26.4 million for the nine-month period ended September 30, 2019, a decrease of $4.8 million, primarily due to a decrease in expenses associated with the decrease in revenue in our digital segment.

Operating expenses decreased to $107.4 million for the nine-month period ended September 30, 2020 from $129.2 million for the nine-month period ended September 30, 2019, a decrease of $21.8 million. The decrease was primarily due to decreases in salary expense, as a result of the company-wide reduction in salaries implemented effective April 16, 2020, and expenses associated with the decrease in advertising revenue.

Entravision Communications

Corporate expenses decreased to $18.5 million for the nine-month period ended September 30, 2020 from $20.2 million for the nine-month period ended September 30, 2019, a decrease of $1.7 million. The decrease was primarily due to decreases in salary expense, as a result of the company-wide reduction in salaries implemented effective April 16, 2020, and audit fees. These decreases were partially offset by expenses for legal and financial due diligence related to the acquisition of Cisneros Interactive.

Impairment charge related to certain FCC licenses in our television and radio reporting units was $23.5 and $8.8 million, respectively, for the nine-month period ended September 30, 2020. Impairment charge related to goodwill in our digital reporting unit was $0.8 million for the nine-month period ended September 30, 2020. Impairment charges related to intangibles subject to amortization and property and equipment in our digital reporting unit was $5.3 million and $1.5 million, respectively, for the nine-month period ended September 30, 2020.

Our historical revenues have primarily been denominated in U.S. dollars, and the majority of our current revenues continue to be, and are expected to remain, denominated in U.S. dollars. However, our operating expenses are generally denominated in the currencies of the countries in which our operations are located, and we have operations in countries other than the United States, primarily those operations related to our Headway business. As a result, we have operating expense, attributable to foreign currency, which is primarily related to the operations related to our Headway business. We had a foreign currency loss of $0.7 million for the nine-month period ended September 30, 2020 compared to a foreign currency loss of $1.0 million for the nine-month period ended September 30, 2019. Foreign currency loss was primarily due to currency fluctuations that affected our digital segment operations located outside the United States, primarily those related to the Headway business.

Entravision Communications

Segment Results

The following represents selected unaudited segment information:

	Three-Month Period			Nine-Month Period
	Ended September 30,			Ended September 30,
	2020	2019	% Change	2020	2019	% Change
Net Revenue
Television	$37,786	$36,421	4%	$103,940	$112,745	(8)%
Digital	13,655	17,612	(22)%	38,359	48,888	(22)%
Radio	11,537	14,783	(22)%	30,044	41,104	(27)%
Total	$62,978	$68,816	(8)%	$172,343	$202,737	(15)%

Cost of Revenue - digital media (1)
Digital	$7,808	$9,942	(21)%	$21,602	$26,443	(18)%

Operating Expenses (1)
Television	18,978	21,158	(10)%	58,471	62,690	(7)%
Digital	5,383	7,965	(32)%	18,403	24,170	(24)%
Radio	9,700	14,141	(31)%	30,494	42,348	(28)%
Total	$34,061	$43,264	(21)%	$107,368	$129,208	(17)%

Corporate Expenses (1)	$6,287	$6,785	(7)%	$18,511	$20,180	(8)%

Consolidated adjusted EBITDA (1)	$16,371	$9,142	79%	$27,773	$29,778	(7)%

(1)	Cost of revenue, operating expenses, corporate expenses, and consolidated adjusted EBITDA are defined on page 1.

Notice of Conference Call

Entravision Communications Corporation will hold a conference call to discuss its 2020 third quarter results on November 5, 2020 at 5 p.m. Eastern Time. To access the conference call, please dial (877) 407-9716 (U.S.) or (201) 493-6779 (Int’l) ten minutes prior to the start time and reference Conference ID number 13711551. The call will also be available via live webcast on the investor relations portion of the Company's website located at www.entravision.com.

About Entravision Communications Corporation

Entravision is a diversified global marketing, technology, and media company serving clients throughout the United States and in more than 20 countries across Latin America, Europe, and Asia. Our dynamic portfolio of services includes cutting-edge, proprietary marketing technologies and platforms, along with leading media and marketing audience-centric assets in the U.S., including 54 television stations and 48 Spanish-language radio stations that feature nationally recognized, award-winning talent. Entravision is the largest affiliate group of the Univision and UniMás television networks. In addition to broadcast, we offer mobile programmatic solutions and demand-side platforms, which allow advertisers to execute performance campaigns using machine-learned bidding algorithms to identify the ideal combination of creative assets, audience targeting, and pricing. Shares of Entravision Class A Common Stock trade on The New York Stock Exchange under the ticker symbol: EVC. Learn more about all of our marketing, media, and technology offerings at entravision.com or connect with us on LinkedIn and Facebook.

Forward Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

Entravision Communications

For more information, please contact:

Christopher T. Young	Kimberly Esterkin
Chief Financial Officer	ADDO Investor Relations
Entravision Communications Corporation	310-829-5400
310-447-3870	evc@addoir.com

# # #

(Financial Table Follows)

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets

(In thousands; unaudited)

	September 30,	December 31,
	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$83,284	$33,123
Marketable securities	53,208	91,662
Restricted cash	735	734
Trade receivables, net of allowance for doubtful accounts	58,865	71,406
Assets held for sale	2,141	950
Prepaid expenses and other current assets	13,881	11,557
Total current assets	212,114	209,432
Property and equipment, net	73,215	79,642
Intangible assets subject to amortization, net	9,307	16,772
Intangible assets not subject to amortization	216,853	252,544
Goodwill	45,711	46,511
Operating leases right of use asset	34,394	43,837
Other assets	7,784	7,462
Total assets	$599,378	$656,200

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$3,000	$3,000
Accounts payable and accrued expenses	40,711	53,931
Operating lease liabilities	7,563	9,056
Total current liabilities	51,274	65,987
Long-term debt, less current maturities, net of unamortized debt issuance costs	211,095	213,024
Long-term operating lease liabilities	32,378	41,387
Other long-term liabilities	3,862	3,371
Deferred income taxes	43,229	44,259
Total liabilities	341,838	368,028

Stockholders' equity
Class A common stock	6	6
Class B common stock	2	2
Class U common stock	1	1
Additional paid-in capital	829,610	836,170
Accumulated deficit	(572,114)	(547,876)
Accumulated other comprehensive income (loss)	35	(131)
Total stockholders' equity	257,540	288,172
Total liabilities and stockholders' equity	$599,378	$656,200

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2020	2019	2020	2019
Net revenue	$62,978	$68,816	$172,343	$202,737

Expenses:
Cost of revenue - digital media	7,808	9,942	21,602	26,443
Direct operating expenses	24,178	30,807	72,997	89,392
Selling, general and administrative expenses	9,883	12,457	34,371	39,816
Corporate expenses	6,287	6,785	18,511	20,180
Depreciation and amortization	3,934	4,190	12,319	12,412
Change in fair value contingent consideration	-	-	-	(2,376)
Impairment charge	-	9,075	39,835	31,443
Foreign currency (gain) loss	(680)	927	673	977
Other operating (gain) loss	(2,683)	(1,572)	(5,549)	(5,165)
	48,727	72,611	194,759	213,122
Operating income (loss)	14,251	(3,795)	(22,416)	(10,385)
Interest expense	(1,969)	(3,537)	(6,673)	(10,581)
Interest income	467	825	1,630	2,601
Dividend income	3	241	26	747
Income (loss) before income taxes	12,752	(6,266)	(27,433)	(17,618)
Income tax benefit (expense)	(3,736)	(5,920)	3,195	(9,265)

Income (loss) before equity in net income (loss) of nonconsolidated affiliate	9,016	(12,186)	(24,238)	(26,883)
Equity in net income (loss) of nonconsolidated affiliate, net of tax	-	(31)	-	(189)
Net income (loss)	$9,016	$(12,217)	$(24,238)	$(27,072)

Basic and diluted earnings per share:
Net income (loss) per share, basic and diluted	$0.11	$(0.14)	$(0.29)	$(0.32)

Cash dividends declared per common share	$0.03	$0.05	$0.10	$0.15

Weighted average common shares outstanding, basic	84,185,728	84,765,694	84,208,924	85,404,250
Weighted average common shares outstanding, diluted	84,863,020	84,765,694	84,208,924	85,404,250

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income (loss)	$9,016	$(12,217)	$(24,238)	$(27,072)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,934	4,190	12,319	12,412
Impairment charge	—	9,075	39,835	31,443
Deferred income taxes	(1,346)	5,469	(8,744)	6,941
Non-cash interest	159	226	491	715
Amortization of syndication contracts	125	125	383	374
Payments on syndication contracts	(72)	(192)	(325)	(419)
Equity in net (income) loss of nonconsolidated affiliate	—	31	—	189
Non-cash stock-based compensation	816	819	2,408	2,454
(Gain) loss on disposal of property and equipment	(140)	(3)	(767)	158
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(5,228)	1,084	14,285	10,703
(Increase) decrease in prepaid expenses and other assets	1,623	(3,524)	6,713	(844)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(2,633)	(1,267)	(16,643)	(13,568)
Net cash provided by operating activities	6,254	3,816	25,717	23,486
Cash flows from investing activities:
Proceeds from sale of property and equipment and intangibles	1,100	—	5,089	—
Purchases of property and equipment	(2,065)	(7,200)	(7,741)	(21,182)
Purchases of intangible assets	—	—	(158)	-
Purchases of marketable securities	—	(240)	—	(1,400)
Proceeds from marketable securities	11,620	6,200	38,480	27,881
Purchases of investments	—	—	—	(300)
Deposits on acquisition	—	(147)	—	(147)
Net cash provided by (used in) investing activities	10,655	(1,387)	35,670	4,852
Cash flows from financing activities:
Tax payments related to shares withheld for share-based compensation plans	—	(22)	(15)	(773)
Payments on long-term debt	(750)	(750)	(2,250)	(2,250)
Dividends paid	(2,106)	(4,227)	(8,428)	(12,767)
Repurchase of Class A common stock	—	(1,349)	(525)	(10,357)
Payments of capitalized debt costs	—	—	—	(225)
Net cash used in financing activities	(2,856)	(6,348)	(11,218)	(26,372)
Effect of exchange rates on cash, cash equivalents and restricted cash	(39)	(5)	(7)	8
Net increase (decrease) in cash, cash equivalents and restricted cash	14,014	(3,924)	50,162	1,974
Cash, cash equivalents and restricted cash:
Beginning	70,005	53,363	33,857	47,465
Ending	$84,019	$49,439	$84,019	$49,439

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2020	2019	2020	2019

Consolidated adjusted EBITDA (1)	$16,371	$9,142	$27,773	$29,778

Interest expense	(1,969)	(3,537)	(6,673)	(10,581)
Interest income	467	825	1,630	2,601
Dividend income	3	241	26	747
Income tax expense	(3,736)	(5,920)	3,195	(9,265)
Equity in net loss of nonconsolidated affiliates	-	(31)	-	(189)
Amortization of syndication contracts	(125)	(125)	(383)	(374)
Payments on syndication contracts	72	192	325	419
Non-cash stock-based compensation included in direct operating expenses	(148)	(74)	(383)	(324)
Non-cash stock-based compensation included in corporate expenses	(668)	(745)	(2,025)	(2,130)
Depreciation and amortization	(3,934)	(4,190)	(12,319)	(12,412)
Change in fair value contingent consideration	-	-	-	2,376
Impairment charge	-	(9,075)	(39,835)	(31,443)
Non-recurring cash severance charge	-	(492)	(1,118)	(1,440)
Other operating gain (loss)	2,683	1,572	5,549	5,165
Net income (loss)	9,016	(12,217)	(24,238)	(27,072)

Depreciation and amortization	3,934	4,190	12,319	12,412
Impairment charge	-	9,075	39,835	31,443
Deferred income taxes	(1,346)	5,469	(8,744)	6,941
Non-cash interest	159	226	491	715
Amortization of syndication contracts	125	125	383	374
Payments on syndication contracts	(72)	(192)	(325)	(419)
Equity in net (income) loss of nonconsolidated affiliate	-	31	-	189
Non-cash stock-based compensation	816	819	2,408	2,454
(Gain) loss on disposal of property and equipment	(140)	(3)	(767)	158
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(5,228)	1,084	14,285	10,703
(Increase) decrease in prepaid expenses and other assets	1,623	(3,524)	6,713	(844)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(2,633)	(1,267)	(16,643)	(13,568)
Cash flows from operating activities	6,254	3,816	25,717	23,486

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2020	2019	2020	2019
Consolidated adjusted EBITDA (1)	$16,371	$9,142	$27,773	$29,778
Net interest expense (1)	(1,343)	(2,486)	(4,552)	(7,265)
Dividend income	3	241	26	747
Cash paid for income taxes	(5,082)	(451)	(5,549)	(2,324)
Capital expenditures (2)	(2,065)	(7,200)	(7,741)	(21,182)
Non-recurring cash severance charge	-	(492)	(1,118)	(1,440)
Other operating gain (loss)	2,683	1,572	5,549	5,165
Free cash flow (1)	10,567	326	14,388	3,479

Capital expenditures (2)	2,065	7,200	7,741	21,182
Change in fair value of contingent consideration	-	-	-	2,376
(Gain) loss on disposal of property and equipment	(140)	(3)	(767)	158
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(5,228)	1,084	14,285	10,703
(Increase) decrease in prepaid expenses and other assets	1,623	(3,524)	6,713	(844)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(2,633)	(1,267)	(16,643)	(13,568)
Cash Flows From Operating Activities	$6,254	$3,816	$25,717	$23,486

(1)	Consolidated adjusted EBITDA, net interest expense, and free cash flow are defined on page 1.
(2)	Capital expenditures are not part of the consolidated statement of operations.